                                                                     Exhibit 3.2






                       LIMITED LIABILITY COMPANY AGREEMENT
                 (ALSO REFERRED TO AS THE "OPERATING AGREEMENT")
                                       OF
                      STUDENT LOAN FUNDING RIVERFRONT LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY


                         EFFECTIVE AS OF MARCH 18, 1999

                                TABLE OF CONTENTS


                                                                                                               Page


ARTICLE I             DEFINITIONS.................................................................................1
                      -----------

ARTICLE II            FORMATION OF COMPANY........................................................................4
                      --------------------

         2.01         Formation...................................................................................4
         2.02         Name........................................................................................4
         2.03         Principal Place of Business.................................................................4
         2.04         Registered Office and Registered Agent......................................................4
         2.05         Effective Date..............................................................................4
         2.06         Term........................................................................................5
         2.07         Foreign Qualification.......................................................................5
         2.08         No State Law Partnership....................................................................5

ARTICLE III           BUSINESS OF COMPANY.........................................................................5
                      -------------------

         3.01         Purpose of the Company......................................................................5
         3.02         Change in Purpose of Company................................................................6

ARTICLE IV            ACTIVITIES SEPARATE FROM
                      ------------------------
                      AFFILIATES AND MEMBERS......................................................................6
                      ----------------------

         4.01         Affirmative Covenants.......................................................................6
         4.02         Negative Covenants..........................................................................7

ARTICLE V             MEMBERS.....................................................................................7
                      -------

         5.01         Members.....................................................................................7
         5.02         Admission of Additional Members.............................................................7

ARTICLE VI            CONTRIBUTIONS TO THE COMPANY AND
                      --------------------------------
                      CAPITAL ACCOUNTS............................................................................8
                      ----------------

         6.01         Initial Capital Contributions; Interests....................................................8
         6.02         Additional Contributions....................................................................8
         6.03         Loans and Securities........................................................................9
         6.04         Withdrawal and Return of Contributions......................................................9
         6.05         Interest on Contributions...................................................................9
         6.06         Capital Accounts............................................................................9
         6.07         Limitation on Member's Deficit Make-up.....................................................10
         6.08         Member Liability...........................................................................10


                                       (i)



ARTICLE VII           ALLOCATIONS AND DISTRIBUTIONS..............................................................10
                      -----------------------------

         7.01         Allocation of Net Profits and Net Losses from Operations...................................10
         7.02         Distributions..............................................................................10
         7.03         Limitation Upon Distributions..............................................................10
         7.04         Tax Elections..............................................................................11
         7.05         Tax Matters Partner........................................................................11

ARTICLE VIII          RIGHTS, DUTIES, POWERS AND COMPENSATION
                      ---------------------------------------
                      OF THE MANAGEMENT COMMITTEE................................................................11
                      ---------------------------

         8.01         Management of Business.....................................................................11
         8.02         Management Committee.......................................................................11
         8.03         Matters Reserved Exclusively to Management Committee.......................................12
         8.04         Rights and Powers of Management Committee..................................................13
         8.05         Initial Officers...........................................................................14
         8.06         Reimbursement of Management Committee......................................................14
         8.07         Consideration of the Company's Creditors by the
                      Management Committee.......................................................................14

ARTICLE IX            MANAGER AND OFFICERS.......................................................................15
                      --------------------

         9.01         Designation................................................................................15
         9.02         Duties.....................................................................................15
         9.03         Matters Reserved Exclusively to Members....................................................15
         9.04         Delegation of Authority; Officers..........................................................15
         9.05         Standard of Conduct........................................................................16
         9.06         Compensation...............................................................................16
         9.07         Removal....................................................................................16
         9.08         Resignation................................................................................16
         9.09         Indemnification............................................................................16
         9.10         Employees..................................................................................16

ARTICLE X             RIGHTS AND OBLIGATIONS OF MEMBERS..........................................................17
                      ---------------------------------

         10.01        Limitation of Liability....................................................................17
         10.02        Company Debt Liability.....................................................................17
         10.03        List of Members............................................................................17
         10.04        Company Books..............................................................................17
         10.05        Priority and Return of Capital.............................................................17
         10.06        Binding Authority..........................................................................17
         10.07        Consideration of the Company's Creditors by Members........................................17



                                      (ii)


ARTICLE XI            MEETINGS OF MEMBERS........................................................................17
                      -------------------

         11.01        Meetings...................................................................................17
         11.02        Place of Meetings..........................................................................18
         11.03        Notice of Meetings.........................................................................18
         11.04        Meeting of all Members.....................................................................18
         11.05        Record Date................................................................................18
         11.06        Quorum.....................................................................................18
         11.07        Manner of Acting...........................................................................18
         11.08        Proxies....................................................................................19
         11.09        Action by Members Without a Meeting........................................................19
         11.10        Waiver of Notice...........................................................................19
         11.11        Participation by Electronic Communication..................................................19
         11.12        Representations and Warranties.............................................................19
         11.13        Conflicts of Interest......................................................................19

ARTICLE XII           TRANSFERABILITY............................................................................20
                      ---------------

         12.01        Transfers..................................................................................20
         12.02        Conditions to Transfers....................................................................20
         12.03        Substitution of a Member...................................................................21
         12.04        Pledge or Other Encumbrance................................................................21

ARTICLE XIII          DISSOLUTION, TERMINATION AND
                      ----------------------------
                      LIQUIDATION OF THE COMPANY.................................................................21
                      --------------------------

         13.01        Dissolution................................................................................21
         13.02        Winding Up, Liquidation and Distribution of Assets.........................................22
         13.03        Certificate of Cancellation................................................................23
         13.04        Return of Contribution Nonrecourse to Other Members........................................23
         13.05        Final Accounting...........................................................................24

ARTICLE XIV           MISCELLANEOUS PROVISIONS...................................................................24
                      ------------------------

         14.01        Notices....................................................................................24
         14.02        Fiscal Year................................................................................24
         14.03        Application of Delaware Law................................................................24
         14.04        Waiver of Action for Partition.............................................................24
         14.05        Amendments to Organizational Documents.....................................................24
         14.06        Construction...............................................................................24
         14.07        Headings and Pronouns......................................................................24
         14.08        Waivers....................................................................................25
         14.09        Successors and Assigns.....................................................................25
         14.10        Creditors..................................................................................25




                                      (iii)


         14.11        Counterparts...............................................................................25
         14.12        Enforcement of Independent Committee Members...............................................25
         14.13        Indemnification of Members and Committee Members...........................................25

Exhibit 2.01 - Certificate of Formation..........................................................................27

Exhibit 5.01 - Members...........................................................................................28

Exhibit 6.01 - Capital Contributions and Membership Interests....................................................29

Exhibit 8.02 - Members of the Management Committee...............................................................30

Exhibit 8.05 - Initial Officers..................................................................................31






                                      (iv)

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                       STUDENT LOAN FUNDING RIVERFRONT LLC



                  THIS LIMITED LIABILITY COMPANY AGREEMENT (also referred to as the "Operating Agreement") is made and entered as of the 18th day of March, 1999, between Student Loan Funding Resources, Inc., an Ohio corporation, and SLF Enterprises, Inc., an Ohio corporation, as the initial members of the Company (individually, a "Member" and collectively, "Members").



                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         The following terms used in this Agreement shall have the following meanings:

         1.01 "ACT" shall mean the Delaware Limited Liability Company Act contained in Title 6, Chapter 18 of the Delaware Code Annotated, as amended from time to time.

         1.02 "ADDITIONAL CAPITAL CONTRIBUTION" shall have the meaning set forth in Section 6.02(a) hereof.

         1.03 "ADDITIONAL MEMBER" shall mean any Person admitted as an additional member of the Company pursuant to Section 5.02 of this Agreement.

         1.04 "AFFILIATE" shall mean with respect to any Person, any other Person which directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. The Members shall be deemed Affiliates for the purposes of this Agreement.

         1.05 "AGREEMENT" shall mean this Limited Liability Company Agreement (also referred to as the "Operating Agreement") of the Company as originally executed and as amended, restated or supplemented from time to time.

         1.06 "APPROVAL OF THE MEMBERS" shall mean the approval of the Members
(i) holding a Majority Interest in accordance with Section 11.07 hereof or (ii) by unanimous written consent as set forth in Section 11.09 hereof.

         1.07 "CAPITAL ACCOUNT" as of any given date shall mean the Capital Contribution to the Company by a Member as adjusted up to the date in question pursuant to Article VI.

         1.08 "CAPITAL CONTRIBUTION" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made.

         1.09 "CERTIFICATE OF FORMATION" shall mean the Certificate of Formation of the Company, as filed with the Secretary of State of the State of Delaware, as the same may be amended and/or restated from time to time.

         1.10 "CODE" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws, as each of the foregoing may be amended from time to time.

         1.11 "COMMITTEE MEMBER" shall mean a member of the Management Committee of the Company designated in accordance with Section 8.02 hereof. A Committee Member shall be deemed a manager of the Company within the meaning of Section 18-101(10) of the Act.

         1.12 "COMPANY" shall refer to Student Loan Funding Riverfront LLC.

         1.13 "CONTRIBUTING MEMBER" shall have the meaning set forth in Section 6.02(b) hereof.

         1.14 "CONTRIBUTION DATE" shall have the meaning set forth in Section 6.02(a) hereof.

         1.15 "DISSOLUTION EVENT" shall have the meaning set forth in Section 13.01(a) hereof.

         1.16 "ENTITY" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

         1.17 "INDEMNITEE" shall have the meaning set forth in Section 8.04(h).

         1.18 "INDEPENDENT COMMITTEE MEMBER" shall mean a Person who is not, and has not been for the preceding five (5) years, a direct, indirect or beneficial shareholder, director (other than a member of the Management Committee of the Company), officer, employee, Affiliate, customer, creditor or supplier of the Members, any Affiliate (including, but not limited to, the Company) or any Affiliate of any Member. In accordance with Section 8.02 of this Agreement, the Independent Committee Members shall be designated on EXHIBIT 8.02. An Independent Committee Member shall be deemed a manager of the Company within the meaning of Section 18-101(10) of the Act.

         1.19 "INITIAL CAPITAL CONTRIBUTION" shall have the meaning set forth in
Section 6.01.

         1.20 "INITIAL MEMBERS" shall mean Student Loan Funding Resources, Inc. and SLF Enterprises, Inc.

         1.21 "MAJORITY INTEREST" shall mean one or more of the Membership Interests of the Members, which individually or taken together exceed 50% of the aggregate of all Membership Interests.

         1.22 "MANAGEMENT COMMITTEE" shall mean the committee described in
Section 8.02 hereof.

         1.23 "MANAGER" shall mean the Person appointed as manager of the Company pursuant to Section 9.01 hereof.

         1.24 "MEMBERS" shall mean the Initial Members, Substitute Members and Additional Members.

         1.25 "MEMBERSHIP INTEREST" shall mean a Member's entire limited liability company interest in the Company, including such Member's share of the Net Profits and Net Losses of the Company and distributions of the Company's assets pursuant to this Agreement and the Act, a Member's rights to participate in the management or affairs of the Company, including rights to vote on, consent to or otherwise participate in, any decision of the Members and such other rights and privileges that the Member may enjoy by being a Member.

         1.26 "NET PROFITS" and "NET LOSSES" shall mean for each taxable year of the Company an amount equal to the Company's net taxable income or loss for such year as determined for federal income tax purposes (including separately stated items and the proceeds from the sale of all or any portion of the Company's assets) in accordance with the accounting method and rules used by the Company and in accordance with Section 703 of the Code.

         1.27 "NON-CONTRIBUTING MEMBER" shall have the meaning set forth in
Section 6.02(a).

         1.28 "OFFICERS" shall mean the Manager, provided the Manager is not an Entity, and the Persons elected by the Management Committee to act as officers of the Company.

         1.29 "PARENT" shall have the meaning set forth in Section 3.01(a).

         1.30 "PERSON" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns, of such "Person" where the context so permits.

         1.31 "QUALIFIED DEBT" shall have the meaning set forth in Section 3.01(a).

         1.32 "RATING AGENCIES" shall mean Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and their respective successors.

         1.33 "RESERVES" shall mean, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Management Committee for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

         1.34 "STUDENT LOANS" shall have the meaning set forth in Section
3.01(a).

         1.35 "SUBSTITUTE MEMBER" shall mean any transferee of a Membership Interest permitted to become a member of the Company pursuant to Section 12.02 of this Agreement.

         1.36 "TAX MATTERS PARTNER" shall have the meaning set forth in Section 7.05.

         1.37 "TRANSFER" means, with respect to a Membership Interest, to sell, give, assign, bequeath, divest, dispose of, or transfer ownership or control of all, any part of, or any interest in the Membership Interest, whether voluntarily or by operation of law.

         1.38 "TRANSFEROR" shall mean any Member that sells, assigns or otherwise transfers in accordance with the terms of this Agreement either for or without consideration all or any portion of its Membership Interest to any Person permitted to be a member of a limited liability company under the Act.

         1.39 "TREASURY REGULATIONS" shall include proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Certificate of Formation and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.


                                   ARTICLE II

                              FORMATION OF COMPANY
                              --------------------

         2.01 FORMATION. The Members caused the Company to be formed as a limited liability company effective March ___, 1999 by filing the executed Certificate of Formation in the form of Exhibit 2.01 attached hereto, with the Secretary of State of the State of Delaware in accordance with and pursuant to the Act. Steven W. Hieatt, in his capacity as an authorized person of the Company, was authorized to execute, deliver and file the Certificate of Formation with the Secretary of State of the State of Delaware.

         2.02 NAME. The name of the Company is Student Loan Funding Riverfront LLC and all business of the Company shall be conducted under that name.

         2.03 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company is One West Fourth Street, Suite ____, Cincinnati, Ohio 45202. The Company may establish additional offices or relocate its place of business as the Members may from time to time deem advisable; provided, that the Company shall not establish an office or locate its place of business at the address of any Affiliate, Member or Affiliate of a Member.

         2.04 REGISTERED OFFICE AND REGISTERED AGENT. The Company's initial registered agent for the service of process shall be The Corporation Trust Company and the registered office in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The Manager may change the registered office and registered agent from time to time by making an appropriate filing with the Delaware Secretary of State pursuant to the Act.


         2.05 EFFECTIVE DATE. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of March 18, 1999.

         2.06 TERM. The Company shall exist perpetually, unless earlier dissolved and its affairs wound up in accordance with either the provisions of this Agreement or the Act. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.

         2.07 FOREIGN QUALIFICATION. The Company will qualify to do business in each jurisdiction where its business requires it to be so qualified. Each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate, as appropriate, the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business. Steven W. Hieatt, in his capacity as an authorized representative of the Company, was authorized to execute, deliver and file an Application for Registration of Foreign Limited Liability Company with the Secretary of State of Ohio.

         2.08 NO STATE LAW PARTNERSHIP. The Members intend that the Company be operated in a manner consistent with its treatment as a partnership for federal and state income tax purposes, but not be operated or treated as a "partnership" (including, without limitation, a limited partnership or joint venture), and that no Member be a partner or joint venturer with any other Member, for any other purpose, including but not limited to Section 303 of the Federal Bankruptcy Code, and this Agreement shall not be construed to suggest otherwise. No Member shall take any action inconsistent with the express intent of the Members hereto as set forth herein.


                                   ARTICLE III

                               BUSINESS OF COMPANY
                               -------------------

         3.01 PURPOSE OF THE COMPANY. The nature of the business or purposes of the Company shall be to engage exclusively in the following business and financial activities, in accordance with the provisions and restrictions of this
Agreement:

              (a) to acquire, hold, sell, transfer or pledge, or to hold, sell, transfer or pledge interests in, or interests in pools of, any rights to payment arising from student loan notes and additional contract and other related rights, whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, including the right to payment of any interest or finance charges and other obligations with respect thereto (such rights to payment, together with any collateral security for and guarantees thereof, and together with associated rights, being herein collectively called "Student Loans");

              (b) to borrow money to facilitate any activity authorized herein and to pledge or otherwise grant security interests in the Student Loans to secure such borrowing;

              (c) to enter into any agreement that provides for the administration, servicing and collection of amounts due on any Student Loans;

              (d) to lend or otherwise invest proceeds from Student Loans and any other funds determined by the Management Committee in accordance with the contractual agreements to which the Company is subject;

              (e) to create and act through subsidiaries, trusts or other entities to accomplish any of the purposes permitted by this Section 3.01; and

              (f) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the Act, provided that such act, activity or power is incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in subsections (a) through (e) above.

         3.02 CHANGE IN PURPOSE OF COMPANY. Notwithstanding any other provision of this Agreement, the Company shall not, and none of the Members, the Management Committee or the Manager shall cause the Company to, change the purpose of the Company as set forth in this Article III, without the unanimous consent of (a) the Members and (b) the Management Committee, including the affirmative vote of the Independent Committee Members.


                                   ARTICLE IV

                            ACTIVITIES SEPARATE FROM
                            ------------------------
                             AFFILIATES AND MEMBERS
                             ----------------------

         4.01 AFFIRMATIVE COVENANTS. The Company will take, and the Members, the Management Committee and Manager shall cause the Company to take, all of the following actions:

              (a) operate its business separate and apart from the business of any other Entity, including, without limitation, any of its Affiliates, Members and Affiliates of its Members;

              (b) hold itself out as an independent Entity which conducts business separate and apart from all other Entities and correct any misunderstanding regarding its separate identity;

              (c) prepare and maintain separate records and books of accounts from those of any other Entity, including, without limitation, any of its Affiliates, Members and Affiliates of its Members;

              (d) maintain bank accounts and other accounts separate and apart from any other Entity;

              (e) pay its own liabilities, indebtedness and obligations from its own assets;

              (f) prepare financial statements based only upon its operations and business;

              (g) maintain separate phone numbers, mailing addresses, stationery and other business forms from those of any other Entity;

              (h) observe all formalities set forth in this Agreement and any other organizational document;

              (i) maintain an arms-length relationship with its Affiliates, Members and Affiliates of its Members;

              (j) maintain a sufficient number of officers to conduct its business and pay the salaries and wages of such officers from its own assets or enter into arm- length relationships with other parties for the conduct of the business;

              (k) maintain adequate working capital and Reserves to conduct its business; and

              (l) allocate fairly and reasonably any overhead expenses for shared office space, if any.

         4.02 NEGATIVE COVENANTS. Except as provided for herein, the Company shall not take (or agree to take), and the Members or Manager shall cause the Company not to take (or agree to take), any of the following actions:

              (a)       commingle its assets with the assets of any other
                        Entity;

              (b) guarantee or become obligated for the debts of any other Entity or hold out its credit as being available to satisfy the debts or obligations of any other Entity;

              (c) acquire or assume the obligations of its Affiliates, Members or Affiliates of a Member; or

              (d) pledge any of its assets as collateral for the benefit of any other Entity.


                                    ARTICLE V

                                     MEMBERS
                                     -------

         5.01 MEMBERS. The names and addresses of each of the Members are set forth on EXHIBIT 5.01 attached hereto, as the same may be amended from time to time.

         5.02 ADMISSION OF ADDITIONAL MEMBERS. Additional Members may be admitted to the Company only upon the Approval of the Members which approval shall state the Capital Contribution of such Additional Member and prescribe such other terms and conditions regarding such admission. Each Additional Member approved for admission to the Company shall execute a copy of this Agreement. Upon the admission of an Additional Member, this Agreement and the Exhibits hereto shall be revised as appropriate to reflect such admission.


                                   ARTICLE VI

                        CONTRIBUTIONS TO THE COMPANY AND
                        --------------------------------
                                CAPITAL ACCOUNTS
                                ----------------

         6.01 INITIAL CAPITAL CONTRIBUTIONS; INTERESTS. On or before the Effective Date, each Member shall make contributions in cash, property or other assets to the capital of the Company in such amounts as set forth on EXHIBIT
6.01 attached hereto (the "Initial Capital Contribution") in exchange for the Membership Interests set forth on EXHIBIT 6.01. EXHIBIT 6.01 shall be amended from time to time to reflect changes in Members and Membership Interests.

         6.02 ADDITIONAL CONTRIBUTIONS.

              (a) In the event that the Management Committee determines additional funds (over and above the Initial Capital Contributions of the Members which are made pursuant to Section 6.01) are required or desired to carry on the business and purposes of the Company, and to the extent the Management Committee determines that the Company should not borrow such additional funds pursuant to Section 6.03, the Management Committee may approve and authorize a call for additional capital contributions from each of the Members in proportion to their respective Membership Interests ("Additional Capital Contributions"). At the direction of the Management Committee, the Manager shall give each Member a written notice calling for an Additional Capital Contribution and stating the amount of such Additional Capital Contribution to be paid by such Member and the date by which such Additional Capital Contribution must be received (the "Contribution Date"), such date being at least fifteen (15) days after the date the request for Additional Capital Contributions is made. Each Member shall either (i) contribute its Additional Capital Contribution to the Company on the Contribution Date, or (ii) give written notice to the Manager and each other Member at least ten (10) days prior to the Contribution Date of such Member's election not to make all or any part of such Member's Additional Capital Contribution. In the event a Member makes the election described in subsection (a)(ii) of this Section 6.02 (a "Non-Contributing Member"), the other Members may, but are not obligated to, contribute to the Company all or any portion of the unpaid capital call.

              (b) If more than one Member desires to contribute a portion of an unpaid capital call requested of any Non-Contributing Member (each a "Contributing Member") and unless such Contributing Members otherwise agree between or among themselves, each such Contributing Member shall be entitled to contribute that portion of the unpaid capital call which is equal to the Contributing Member's then Membership Interest in the Company divided by the then aggregate Membership Interest of all of the Contributing Members. Any such contribution made by a Contributing Member shall be deemed an Additional Capital Contribution to the Company.

              (c) On the Contribution Date, the Membership Interest of each Member making any Additional Capital Contribution to the Company shall be adjusted and increased to reflect such Additional Capital Contribution, and the Membership Interests of Members not making Additional Capital Contributions shall be adjusted and decreased to reflect such Additional Capital Contributions.

              (d) The Management Committee shall not be required to seek additional funds for the Company by borrowing funds pursuant to Section 6.03 before authorizing a call for Additional Capital Contributions under this
Section 6.02.

         6.03 LOANS AND SECURITIES. In the event that the Management Committee determines additional funds (over and above the Capital Contributions of the Members as of that date) are required or desired to carry on the business purposes of the Company, the Management Committee may, in lieu of or in addition to its rights under Section 6.02, approve and authorize the borrowing of funds on behalf of the Company or the issuance of debt securities at commercially available rates, and, if necessary, secured by mortgages, deeds of trust or security interests in the property or assets of the Company or the issuance of equity interests or securities. The determination of the amount of the funds required from time to time for the conduct of the Company's business and the source of those funds (which may include Members) shall be within the sole discretion of the Management Committee. The Management Committee shall not be required to seek additional funds for the Company by calling for Additional Capital Contributions pursuant to Section 6.02 before authorizing the borrowing of funds under this Section 6.03.

         6.04 WITHDRAWAL AND RETURN OF CONTRIBUTIONS. No Member shall be entitled to withdraw or to the return of its Capital Contributions, except as provided in this Agreement. No Member shall have the right to demand and receive property other than cash in return for its Capital Contributions except that, upon dissolution, the Members shall be entitled to share in the distribution of the remaining assets of the Company in accordance with Article XIII of this Agreement.

         6.05 INTEREST ON CONTRIBUTIONS. Capital Contributions to the Company shall not earn interest, unless otherwise agreed by the Members.

         6.06 CAPITAL ACCOUNTS.

              (a) MAINTENANCE OF CAPITAL ACCOUNTS. A separate Capital Account shall be maintained and adjusted for each Member on the books and records of the Company in strict accordance with the Code and the Treasury Regulations. The initial Capital Accounts of the Members are set forth on EXHIBIT 6.01. Such Capital Accounts shall be adjusted from time to time as set forth below.

                  (1) Increase. To each Member's Capital Account there shall be credited the amount of any cash and the fair market value of any property contributed by such Member to the Company, such Member's distributive share of profits, and any other items in the nature of income or gain that are allocated pursuant to Article VII hereof.

                  (2) Decrease. To each Member's Capital Account there shall be debited the amount of cash and the fair market value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of losses, and any other items in the nature of expenses or losses that are specially allocated pursuant to Article VII hereof.

              (b) TRANSFERS. In the event of a permitted sale, transfer or other disposition of a Membership Interest, the Capital Account of the Transferor shall become the Capital Account of the transferee of such Membership Interest to the extent it relates to the transferred Membership Interest in accordance with Section 1.704-l(b)(2)(iv) of the Treasury Regulations.

              (c) INTERPRETATION. The manner in which Capital Accounts are to be maintained pursuant to this Section 6.06 is intended to and shall be construed so as to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

         6.07 LIMITATION ON MEMBER'S DEFICIT MAKE-UP. No Member shall have any obligation to restore any deficit in its Capital Accounts.

         6.08 MEMBER LIABILITY. Except as otherwise provided under the Act, no Member, solely by reason of being a Member, shall be liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, including under any judgment, decree or order of any court.


                                   ARTICLE VII

                          ALLOCATIONS AND DISTRIBUTIONS
                          -----------------------------

         7.01 ALLOCATION OF NET PROFITS AND NET LOSSES FROM OPERATIONS. Except as otherwise provided in Article XIII hereof, the Net Profits or Net Losses of the Company, and each item of income, gain, loss, deduction, or credit attributable thereto, will be allocated among the Members in proportion to their respective Membership Interests and in accordance with Section 704(b) and (c) of the Code and the Treasury Regulations thereunder.

         7.02 DISTRIBUTIONS. All distributions shall be made to Members pro rata in proportion to their respective Membership Interests on the record date of such distribution. Except as provided in Section 7.03, all distributions of cash and property shall be made at such time as determined by the Management Committee. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Members pursuant to this Section 7.02.

         7.03 LIMITATION UPON DISTRIBUTIONS. No distribution shall be declared and paid to a Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

         7.04 TAX ELECTIONS. The Management Committee may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

         7.05 TAX MATTERS PARTNER. The Members shall designate a "tax matters partner" of the Company (the "Tax Matters Partner"), as provided in the Treasury Regulations pursuant to Code Section 6231(including Treasury Regulation 301.6231(a)(7)-2), to perform such duties as are required or appropriate thereunder. The Tax Matters Partner shall not take any action contemplated by Sections 6222 through 6232 of the Code without the Approval of the Members. The Tax Matters Partner shall timely file and/or deliver to the appropriate taxing authority and/or to each Member, as the case may be, all tax returns, reports and documents required by local, state and federal law.


                                  ARTICLE VIII

                     RIGHTS, DUTIES, POWERS AND COMPENSATION
                     ---------------------------------------
                           OF THE MANAGEMENT COMMITTEE
                           ---------------------------

         8.01 MANAGEMENT OF BUSINESS. Except as otherwise provided or prohibited herein, the Manager shall (i) be responsible for the day-to-day operation and management of the business and affairs of the Company, (ii) shall make all decisions, and take or cause to be taken all such actions, on behalf of the Company or otherwise as are necessary in connection with the operation and management of the Company in the ordinary course of business, and (iii) shall have all the powers of a manager of a limited liability company permitted under the Act. Notwithstanding the foregoing, in no event shall this Section 8.01 operate or be construed to allow the Manager to act in contravention of Sections 8.02, 8.03 or 9.03 of this Agreement.

         8.02 MANAGEMENT COMMITTEE. A Management Committee shall be established with the responsibility for (i) establishing policies and guidelines for the conduct of the business and affairs of the Company, (ii) supervising and directing the Manager, and (iii) making determinations with respect to certain other significant and extraordinary matters (as more fully referenced in Section
8.03 below). The Management Committee shall consist of five (5) individuals designated by the Members and listed on EXHIBIT 8.02 attached hereto. At any given time, at least two (2) Committee Members must be, and must be designated on EXHIBIT 8.02 as, Independent Committee Members. Independent Committee Members may vote on any action taken by the Management Committee; provided that the Independent Committee Members must vote upon the matters set forth in Sections 3.02, 8.03(c) through (f), and 14.05. In the event of the removal, death, complete disability, or resignation of any Committee Member, the Management Committee shall have the right to designate a substitute Committee Member, provided, that any vacancy created by the removal, death, complete disability or resignation of an Independent Committee Member shall be filled by the Members. Each individual designated by the Members may be removed by the Members at any time for any reason, provided that no Independent Committee Member may be removed unless his or her successor has been duly appointed. An individual who serves on the Management Committee may voluntarily resign at any time by delivering written notice to the Members.

         8.03 MATTERS RESERVED EXCLUSIVELY TO MANAGEMENT COMMITTEE. The Company shall not take (or agree to take), and none of the Members, the Manager or the Management Committee shall cause the Company to take (or agree to take), any action with respect to the following matters except upon the approval of all of the Members and the Management Committee, including the affirmative vote of both Independent Committee Members and all of the other Committee Members with respect to Sections 8.03(c) through (f):

              (a)       call for Additional Capital Contributions;

              (b)       declare and pay distributions to Members;

              (c) make an assignment for the benefit of creditors, file, or consent to the filing of, a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, trustee or other similar official for it or for a substantial part of its assets, commence, to the fullest extent permitted by law, any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute or similar law or statute of any jurisdiction, consent or acquiesce in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator or trustee of the Company of substantially all or part of its assets, or admit its inability to pay its debt generally as they become due;

              (d) cause or permit the Company to furnish any collateral or issue a guarantee; provided, that, the Company shall not be permitted to guarantee any indebtedness of the Parent;

              (e) sell, transfer, assign, convey or lease any substantial part of the assets of the Company;

              (f) merge, consolidate, liquidate or, subject to Article XIII and to the fullest extent permitted by law, dissolve the Company;

              (g) directly or indirectly purchase or otherwise acquire all or substantially all of the assets of another Entity;

              (h) approve the terms of any material settlement involving the payment of consideration by the Company;

              (i) enter into transactions between the Company and either a Member or an Affiliate of a Member;

              (j) change any benefit plans or arrangements offered by the Company to its employees;

              (k) select and remove the auditors or legal counsel of the Company;

              (l) declare bonuses to Officers and employees of the Company;

              (m)       enter into a collective bargaining agreement;

              (n)       elect and remove Officers; and

              (o) purchase or otherwise acquire additional Student Loans, except as permitted by the Student Loan Acquisition Policy adopted by the Management Committee from time to time.

         8.04 RIGHTS AND POWERS OF MANAGEMENT COMMITTEE.

              (a) MEETINGS. Meetings of the Management Committee may be called at any time by any Member and shall be held at the Company's principal office unless otherwise agreed upon by the Members; provided that, the Management Committee shall meet at least four (4) times during each calendar year. Written notice stating the date, time and place of the meeting shall be given to each Member and each Committee Member not less than five (5) nor more than thirty
(30) days before the date of such meeting. Such notice shall specify the purpose for which the meeting is called and any issues that are proposed to be discussed or voted upon at such meeting.

              (b) WAIVER OF NOTICE. Any Committee Member may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the Committee Member entitled to the notice and delivered to the Manager for inclusion in the minutes or filing with the Company's records. A Committee Member's attendance at or participation in a meeting waives any objection to lack of notice or defective notice of the meeting unless the Committee Member at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

              (c) QUORUM. Except as otherwise consented to in writing by each Member, a quorum for the transaction of business at any meeting of the Management Committee requires the presence at such meeting, in person or by proxy, of at least two (2) Committee Members; provided that if the matter to be voted upon requires the vote of the Independent Committee Members then a quorum requires the presence at such meeting, in person or by proxy, of three (3) Committee Members then in office.

              (d) PROXY. Any Committee Member (other than an Independent Committee Member with respect to matters specified in Sections 3.02, 8.03(c) through (f), and 14.05 hereof) may grant any other Committee Member a proxy to vote in his or her stead.

              (e) VOTING OF MANAGEMENT COMMITTEE. Unless otherwise required by the Act or this Agreement, all decisions of the Management Committee shall be made by the vote of a majority of the Committee Members. Notwithstanding the prior sentence, any decision requiring the approval of the Independent Committee Members shall require the approval of all Committee Members. No issue shall be voted on by the Management Committee unless notice of the issue is given or such notice is waived by any Committee Member not receiving such notice as set forth in Section 8.04(b) above.

              (f) ACTION WITHOUT MEETING. Any action required or permitted by this Agreement or by law to be taken at a meeting of the Management Committee may be taken without a meeting if a written consent or consents, describing the action so taken, is signed by all of the Committee Members entitled or required to vote with respect to the subject matter thereof and delivered to the Company for inclusion in the Company's records. Any such written consent may be signed in two or more counterparts.

              (g) TELEPHONIC MEETINGS. Except as provided herein and notwithstanding any place set forth in the notice of the meeting or this Agreement, the Management Committee and any committees thereof may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other.

              (h) INDEMNIFICATION. The Company shall, to the maximum extent provided by law, indemnify, defend and hold harmless each present or former Committee Member ("Indemnitee"), to the extent of the Company's assets, from and against any liability, damage, cost, expense, loss, claim, judgment or amounts paid in settlement thereof (including reasonable attorneys' fees and costs in settlement or defense thereof) incurred by reason of the fact that such Indemnitee is or was a Committee Member. Notwithstanding the foregoing, no Indemnitee shall be so indemnified, defended or held harmless for claims arising out of a breach by the Indemnitee of this Agreement or any acts or omissions by the Indemnitee that constitute fraud, willful misconduct or breach of fiduciary duty to the Company or to the Members. The Company shall advance the expenses of defense if the Indemnitee undertakes in writing to repay the advanced funds to the Company if the Indemnitee is finally determined by a court of competent jurisdiction not to be entitled to indemnification pursuant to this Section 8.04(h).

         8.05 INITIAL OFFICERS. The Persons designated on EXHIBIT 8.05 shall be the initial Officers of the Company and shall hold the position or positions set forth opposite their names on EXHIBIT 8.05. Each initial Officer shall serve at the pleasure of the Management Committee until his or her successor is duly elected, or until his or her earlier resignation or removal.

         8.06 REIMBURSEMENT OF MANAGEMENT COMMITTEE. The Company shall reimburse Committee Members for all reasonable out-of-pocket expenses (including, but not limited to, legal fees) incurred in connection with the carrying out of the duties set forth in this Agreement and the management of the Company.

         8.07 CONSIDERATION OF THE COMPANY'S CREDITORS BY THE MANAGEMENT COMMITTEE. When voting on actions, to the fullest extent permitted by law, including Section 18-1101(C) of the Act, each Committee Member shall consider the interests of the Company's creditors.

                                   ARTICLE IX

                              MANAGER AND OFFICERS
                              --------------------

         9.01 DESIGNATION. The Manager shall be such Person as the Management Committee shall designate from time to time. The Manager may be removed and replaced upon the affirmative vote of the majority of the Management Committee.

         9.02 DUTIES. In addition to the duties set forth in Section 8.01, the Manager shall be primarily responsible for the general management of the business of the Company, shall make the ordinary and usual decisions concerning the business affairs of the Company, shall have authority to make contracts on behalf of the Company in the ordinary course of the Company's business, shall be responsible to effect all properly approved orders and resolutions of the Management Committee and Members, except as may be otherwise delegated by the Management Committee or provided by law, shall preside at all meetings of the Members, and shall perform such other duties as from time to time may be assigned by the Management Committee. Without limiting the generality of the foregoing, the Manager is authorized to sign contracts and obligations on behalf of the Company, including, without limitation, purchase contracts, sales contracts, leases, promissory notes, mortgages, deeds of trust; institute and defend legal proceedings, lend money; invest and reinvest Company funds; appoint employees and agents; and purchase insurance on the life of any Members or any member of the Management Committee.

         9.03 MATTERS RESERVED EXCLUSIVELY TO MEMBERS. Notwithstanding Sections
8.01 or 9.02 herein, the Company shall not take (or agree to take), and neither the Management Committee nor the Manager shall cause the Company to take (or agree to take), any action with respect to the following matters except upon Approval of the Members, and after providing written notice of such action to the Rating Agencies:

              (a)       combine or reclassify the Membership Interests;

              (b)       admit Additional or Substitute Members; or

              (c) any other acts on behalf of or with respect to the Company which under Delaware law would require action by the Members.

         9.04 DELEGATION OF AUTHORITY; OFFICERS. The Management Committee shall have the authority and power to appoint Officers and to delegate to one or more of such Officers, the rights and powers to manage and control the business and affairs of the Company; provided, that the Management Committee may not delegate the right to vote that is reserved exclusively to the Management Committee in
Section 8.03 hereof. The Officers of the Company, if deemed necessary by the Management Committee, may include a president, one or more vice presidents, secretary, treasurer, assistant secretary and assistant treasurer. The Officers shall serve at the pleasure of the Management Committee, subject to all rights, if any, of an Officer under any contract of employment. Any individual may hold any number of offices. The Officers shall exercise such powers and perform such duties as shall be determined from time to time by the Management Committee.

         9.05 STANDARD OF CONDUCT. Each of the Officers (including the Manager) shall discharge the duties of an office in good faith, in a manner he or she reasonably believes to be in the best interest of the Company and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In discharging his or her duties, the Officer is entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by employees of the Company whom the Officer reasonably believes to be reliable and competent in the matters presented; or legal counsel, public accountants, or other persons as to matters the Officer reasonably believes are within the person's professional or expert competence. An Officer is not acting in good faith who has knowledge concerning the matter in question that makes reliance otherwise permitted by this provision unwarranted. An Officer shall not be liable for any action taken as an officer, or any failure to take any action, if the Officer has performed the duties of the office in compliance with this provision.

         9.06 COMPENSATION. The salaries and other compensation of the Officers and employees of the Company shall be as determined by the Management Committee, in its discretion, from time to time.

         9.07 REMOVAL. The Management Committee may remove any of the Officers at any time, for any reason, but no such removal shall affect the contractual rights, if any, of the Officer so removed.

         9.08 RESIGNATION. The Manager or an Officer may resign at any time by delivering written notice to the Management Committee. A resignation is effective without acceptance when the notice is delivered to the Management Committee, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Management Committee accepts the future effective date, the Management Committee may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An Officer's resignation does not affect the Company's contractual rights, if any, with the Officer.

         9.09 INDEMNIFICATION. Subject to applicable law, the Company shall indemnify and advance expenses to each present and future Manager of the Company (and, in either case, his heirs, estate, executors or administrators) to the full extent allowed by the laws of the State of Delaware, both as now in effect and as hereafter adopted. The Company may indemnify and advance expenses to any Officer or agent of the Company who is not the Manager (and his or her heirs, estate, executors or administrators) to the same extent as the Manager, if the Management Committee determines that it is in the best interests of the Company to do so. The Company shall also have the power to contract with any Officer or agent for whatever additional indemnification the Management Committee shall deem appropriate.

         9.10 EMPLOYEES. The Company shall not have any employees other than the Officers permitted under this Agreement or required by applicable law.

                                    ARTICLE X

                        RIGHTS AND OBLIGATIONS OF MEMBERS
                        ---------------------------------

         10.01 LIMITATION OF LIABILITY. Each Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law.

         10.02 COMPANY DEBT LIABILITY. A Member will not be personally liable for any debts or losses of the Company beyond its respective Capital Contributions and any obligation of the Member under Section VI to make Capital Contributions, except as otherwise required by law.

         10.03 LIST OF MEMBERS. Upon written request of any Member, the Manager shall provide a list showing the names, addresses and Membership Interests of all Members.

         10.04 COMPANY BOOKS. Full and complete books of account of the Company (separate and apart from its Affiliates, Members and Affiliates of Members) shall be kept in accordance with generally accepted accounting principles and shall be maintained at all times at the Company's principal office or such other place as the Manager shall determine, and shall be open to the reasonable inspection and examination of the Members during reasonable business hours. The Manager shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books, and other relevant Company documents. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting Member's expense. The Manager and Committee Members shall not have the right to keep confidential from the Members any information that the Manager or Committee Members might otherwise be permitted to keep confidential from the Members pursuant to Section 18-305(c) of the Act.

         10.05 PRIORITY AND RETURN OF CAPITAL. Except as may be expressly provided in Article VII, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions; provided that this Section 10.05 shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

         10.06 BINDING AUTHORITY. No Member shall have authority to bind the Company without the approval of the Management Committee in accordance with
Section 8.04(e) hereof.

         10.07 CONSIDERATION OF THE COMPANY'S CREDITORS BY MEMBERS. When voting on actions, each Member to the fullest extent permitted by law, including
Section 18-1101(c) of the Act, shall consider the interests of the Company's creditors.


                                   ARTICLE XI

                               MEETINGS OF MEMBERS
                               -------------------

         11.01 MEETINGS. Meetings of the Members may be called for any purpose or purposes and, unless otherwise prescribed by statute, may be called by any Member.

         11.02 PLACE OF MEETINGS. The Members may designate any place, either within or outside the State of Delaware, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company.

         11.03 NOTICE OF MEETINGS. Except as provided in Section 11.04, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than seven
(7) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager or person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two (2) calendar days after being deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage thereon prepaid.

         11.04 MEETING OF ALL MEMBERS. If all of the Members shall meet at any time and place, either within or outside of the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

         11.05 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. All Members who have not withdrawn from the Company shall be entitled to vote on any matter submitted to a vote of the Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 11.05, such determination shall apply to any adjournment thereof.

         11.06 QUORUM. Members holding at least a Majority Interest, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Membership Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Membership Interests whose absence would cause less than a quorum.

         11.07 MANNER OF ACTING. If a quorum is present, the affirmative vote of Members holding a Majority Interest shall be the act of the Members, unless the vote of a greater proportion or number is otherwise required by the Act. Such action shall be evidenced by a written resolution for inclusion in the minutes of the Company records.

         11.08 PROXIES. At all meetings of Members, a Member that is entitled to vote may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         11.09 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to the Manager for inclusion in the minutes or for filing with the Company records. Action taken under this
Section 11.09 is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

         11.10 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Member entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

         11.11 PARTICIPATION BY ELECTRONIC COMMUNICATION. A meeting among Members may be held by any means of communication through which the participants may simultaneously hear each other during the meeting, provided, that there is at least one meeting each fiscal year at which all Members are present in person. Subject to the preceding sentence, if all the other requirements for a meeting are met, a Member participating in a meeting by electronic communication shall be deemed to be present at the meeting in person or by proxy, as the case may be, and the minutes may reflect such.

         11.12 REPRESENTATIONS AND WARRANTIES. Each Member, and in the case of an Entity, the Person(s) executing this Agreement on behalf of the Entity, hereby represents and warrants to the Company and each other Member: (a) that the Member is acquiring its interest in the Company for the Member's own account as an investment and without an intent to distribute the interest and (b) that the Member acknowledges that the interests have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

         11.13 CONFLICTS OF INTEREST.

               (a) A Member shall be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company, it being expressly understood that one or more of the Members may enter into transactions that are similar to the transactions into which the Company may enter. Notwithstanding the foregoing, Members shall account to the Company and hold as trustee for it any property, profit or benefit derived by the Member, without the consent of the other Members, in the conduct and winding up of the Company business or from a use or appropriation by the Member of Company property, including, without limitation, information developed exclusively for the Company and opportunities expressly offered to the Company.

                  (b) No resolution adopted, or contract or transaction entered into, by the Members of the Company (an "ACTION"), shall be void or voidable with respect to the Company for the reason that it is between or affects the Company and one or more of its Members, or is between or affects the Company and any other entity in which one or more of its Members is a member, manager, director, trustee or officer, or has a financial or personal interest, or for the reason that one or more interested Members participates in or votes at the meeting that authorizes such contract, action or transaction, if in any case any of the following apply:

                      (i) The material facts as to his or their relationship or interest and as to the contract, action or transaction are disclosed or are known to the Manager and the Manager, in good faith reasonably justified by such facts, authorize the contract, action or transaction; or

                      (ii) The contract, action, or transaction is fair to the Company as of the time it is authorized or approved by the Manager.


                                   ARTICLE XII

                                 TRANSFERABILITY
                                 ---------------

         12.01 TRANSFERS. Subject to and in full compliance with the terms and conditions of this Agreement, including, but not limited to, the conditions set forth in Section 12.02, any Member may Transfer to any Person permitted to be a member of a limited liability company under the Act, all or a fractional portion of such Member's Membership Interest in the Company.

         12.02 CONDITIONS TO TRANSFERS. No Member may make a Transfer of its Membership Interest in the Company without the satisfaction of all of the conditions set forth in this Section 12.02. The Company will register the Membership Interest in the name of a transferee, and the transferee shall be deemed to own such Membership Interest and shall become a Member, with the rights and responsibilities of a Member, only if and when all of the following conditions are satisfied:

               (a) the Company has received a written instrument of Transfer of such Membership Interest in a form satisfactory to the Company, which instrument shall be signed by the Transferor and the transferee and shall contain the name and address of the transferee and the transferee's express acceptance of and agreement to be bound by all of the terms and conditions of this Agreement;

               (b) all requirements of applicable state and federal securities laws have been met;

               (c) such Transfer will not result in the Company being classified as an "association" which is taxable as a corporation for federal income tax purposes;

               (d) the Company shall have been reimbursed by the Transferor for all reasonable expenses incurred by the Company in connection with such Transfer, including but not limited to, reasonable attorneys' fees and expenses relating to evaluation of the proposed Transfer and the preparation, filing and/or publishing of any and all documents necessary or appropriate to effectuate such Transfer; and

               (e) in the case of a Transfer which results from a pledge or other similar encumbrance arising in connection with the securing of a loan or other obligation of the Transferor, all applicable conditions to the transfer of ownership of the Membership Interest to the pledgee or holder of the pledge or encumbrance set forth in the agreement(s) relating thereto shall have been satisfied.

         12.03 SUBSTITUTION OF A MEMBER. A transferee of a Membership Interest shall be admitted as a Substitute Member and admitted to all the rights of the Transferor upon the satisfaction of the conditions set forth in Section 12.02. If so admitted, the Substitute Member shall have all the rights and powers, and be subject to all the restrictions on and liabilities of, the Transferor. In addition, the Substitute Member is liable for the obligations of the Transferor to make an Initial Capital Contribution or Additional Capital Contributions, if any. The admission of a Substitute Member shall not release the Transferor from any liability to the Company that may have existed prior to the Transfer of the Membership Interest to the Substitute Member.

         12.04 PLEDGE OR OTHER ENCUMBRANCE. A Membership Interest can be pledged or otherwise encumbered, provided that no transfer of ownership of the Membership Interest shall occur in connection with such pledge or other encumbrance unless the conditions of Section 12.02(e) are satisfied.


                                  ARTICLE XIII

                          DISSOLUTION, TERMINATION AND
                          ----------------------------
                           LIQUIDATION OF THE COMPANY
                           --------------------------

         13.01 DISSOLUTION.

               (a) Subject to Sections 7.03 and 13.01(d), the Company shall be dissolved and its affairs wound up upon the first to occur of any of the following events (which, unless in the case of the events described in section 13.01(a)(ii) the Members agree to continue the business of the Company, shall constitute "Dissolution Events"):

                   (i) at any time there are no members of the Company unless the business of the Company is continued without dissolution in a manner permitted by the Act;

                   (ii) the entry of a decree of judicial dissolution under the
               Act; or

                   (iii) the sale of all or substantially all of the assets of the Company.

               (b) The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member of the Company or the occurrence of any other event that terminates the continued membership of any Member of the Company shall not cause the Company to be dissolved or its affairs to be wound up, and upon the occurrence of any such event, the Company shall be continued without dissolution. Notwithstanding any other provision in this Agreement, the bankruptcy (as defined in Section 18-101(1) and 18-304 of the Act) of a Member shall not cause the Member to cease to be a member of the Company, and upon the occurrence of such an event, the business of the Company shall be continued without dissolution. Notwithstanding any other provision of this Agreement, the Members waive any right that they might have under Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the bankruptcy of a Member or the occurrence of any other event that causes a Member to cease to be a member of the Company.

               (c) Upon the occurrence of a Dissolution Event, the Company shall continue its existence until the winding up of the affairs is completed and a certificate of cancellation of the Certificate of Formation has been filed with the Secretary of State of the State of Delaware. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of the Company's liabilities to creditors so as to minimize the normal losses attendant to such liquidation.

               (d) The Members shall not be permitted to dissolve the Company by consent, unless the Management Committee, with the affirmative vote of both Independent Committee Members, approves such dissolution.

         13.02 WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS.

               (a) Upon the occurrence of a Dissolution Event, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager shall immediately proceed to wind up the affairs of the Company.

               (b) If the Company is dissolved and its affairs are to be wound up, the Manager shall sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Manager may determine to distribute any assets to the Members in kind) and distribute the proceeds of the liquidation of such assets and any other remaining, unliquidated assets in the following order of priority:

                    (i) to creditors, excluding Members who are creditors, to
               the extent permitted by law, in satisfaction of the Company's liabilities (whether by payment or the making of reasonable provision for payment thereof);

                    (ii) to Members who are creditors of the Company in
               satisfaction of Company liabilities, including, without limitation, the repayment of principal of and interest on loans made by Members to the Company (whether by payment or the making of reasonable provision for payment thereof); and

                    (iii) to Members in accordance with positive Capital Account balances taking into account all Capital Account adjustments for the Company's fiscal year in which the liquidation occurs.

Liquidation proceeds shall be paid within sixty (60) days of the end of the Company's fiscal year or, if later, within ninety (90) days after the date of dissolution; provided, that, any distributions of the positive balances of Members' Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

               (c) If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of Article VI of this Agreement to reflect such deemed sale.

               (d) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-l(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

               (e) The Manager shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

         13.03 CERTIFICATE OF CANCELLATION. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation shall be executed and filed in accordance with the Act. Upon the filing with the Secretary of State of the State of Delaware of a certificate of cancellation of the Certificate of Formation, the existence of the Company shall cease.

         13.04 RETURN OF CONTRIBUTION NONRECOURSE TO OTHER MEMBERS. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

         13.05 FINAL ACCOUNTING. Each of the Members shall be furnished a statement reviewed by the Company's accountants, which shall set forth the assets and liabilities of the Company as at the date of distribution and liquidation of the Company.


                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         14.01 NOTICES. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's or Company's address, as appropriate, which is set forth in this Agreement.

         14.02 FISCAL YEAR. The Company's fiscal year for financial and income tax purposes shall end on June 30 of each year.

         14.03 APPLICATION OF DELAWARE LAW. This Agreement and the application or interpretation hereof shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Act, without regard to principles of conflicts of laws.

         14.04 WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

         14.05 AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. This Agreement and the Certificate of Formation may not be amended, restated or otherwise modified in any respect by the Members, Management Committee or Manager without the Approval of the Members and the approval of the Management Committee, including the affirmative vote of both Independent Committee Members nor may it be amended without the consent of each Member adversely affected if such amendment would
(i) modify the limited liability of a Member or (ii) alter the interest of a Member in Net Profits, Net Losses, other items, or any Company distributions. Notwithstanding the foregoing, Sections 1.18, 1.33, 6.03, 8.02, 8.03, 8.04(d), 9.03, 9.10 and 13.01 of this Agreement shall not be amended, restated or otherwise modified.

         14.06 CONSTRUCTION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

         14.07 HEADINGS AND PRONOUNS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural as the identity of the Person or Persons may require.

         14.08 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not be deemed a waiver of such violation or failure to perform or of any subsequent violation or failure to perform.

         14.09 SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective legal representatives, successors and assigns.

         14.10 CREDITORS. Except as otherwise provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         14.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         14.12 ENFORCEMENT OF INDEPENDENT COMMITTEE MEMBERS. Notwithstanding any other provision of this Agreement, the Members agree that this Agreement, including, without limitation, Article VIII, constitutes a legal, valid and binding agreement of the Members, and is enforceable against the Members by the Independent Committee Members, in accordance with its terms. In addition, the Independent Committee Members shall be beneficiaries of this Agreement.

         14.13 INDEMNIFICATION OF MEMBERS AND COMMITTEE MEMBERS. Subject to applicable law, the Company shall indemnify and advance expenses to each present and future Member and Committee Member of the Company (and, in either case, any heirs, estate, executors or administrators of any of them) to the full extent allowed by the laws of the State of Delaware, both as now in effect and as hereafter adopted.


         IN WITNESS WHEREOF, this Agreement has been executed by the Members as evidenced by their signature on the attached signature page to be effective as of the date first above written.

                             MEMBER'S SIGNATURE PAGE
                             -----------------------


         Each of the undersigned agrees to become a Member in Student Loan Funding Riverfront LLC, and each shall be bound by all the terms of the Agreement to which this signature page is attached.


                                        STUDENT LOAN FUNDING RESOURCES, INC.



                                        By: /s/ Brian A. Ross
                                            ---------------------------------
                                        Its: Senior Vice President & CFO
                                            ---------------------------------



                                        SLF ENTERPRISES, INC.



                                        By: /s/ Thomas L. Conlan, Jr.
                                            ---------------------------------
                                        Its: President
                                            ---------------------------------

                     EXHIBIT 2.01 - CERTIFICATE OF FORMATION
                     ---------------------------------------




                            CERTIFICATE OF FORMATION

                                       OF

                       STUDENT LOAN FUNDING RIVERFRONT LLC


         This Certificate of Formation is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Act.

        1. The name of the limited liability company is Student Loan Funding Riverfront LLC.

        2. The address of the registered office and the registered agent of the limited liability company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the limited liability company is The Corporation Trust Company.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 18th day of March, 1999.




                                      /s/ Steven W. Hieatt
                                      -----------------------------------
                                      Steven W. Hieatt, Authorized Person

                             EXHIBIT 5.01 - MEMBERS
                             ----------------------


NAME                                        ADDRESS
----                                        -------

Student Loan Funding                        One West Fourth Street, Suite 200
Resources, Inc., an Ohio                    Cincinnati, Ohio 45202
corporation

SLF Enterprises, Inc., an                   One West Fourth Street, Suite 220
Ohio corporation                            Cincinnati, Ohio 45202

          EXHIBIT 6.01 - CAPITAL CONTRIBUTIONS AND MEMBERSHIP INTERESTS
          -------------------------------------------------------------

                                    Initial Capital             Membership
Member Name                          Contribution                Interest
-----------                          ------------                --------

Student Loan Funding Resources,         $990.00                    99%
Inc.

SLF Enterprises, Inc.                   $ 10.00                    1%

               EXHIBIT 8.02 - MEMBERS OF THE MANAGEMENT COMMITTEE
               --------------------------------------------------

Thomas L. Conlan, Jr.
Brian A. Ross
Christopher P. Chapman
Sandra K. Zimmerman - Independent Committee Member
Kathryn A. Widdoes - Independent Committee Member

                         EXHIBIT 8.05 - INITIAL OFFICERS
                         -------------------------------

NAME                                        OFFICE
----                                        ------

Thomas L. Conlan, Jr.                       President

Brian A. Ross                               Senior Vice President and Manager

Christopher P. Chapman                      Vice President

Patrick M. McDonough                        Vice President

Perry D. Moore                              Vice President

Patricia Mann Smitson                       Secretary